 LAND BANK
We stand by you

SECURITY CESSION OF INSURANCES

entered into between

THE LAND AND AGRICULTURAL DEVELOPMENT BANK OF SOUTH AFRICA

governed by the Land and Agricultural Development Bank Act 15 of 2002

and

THE CEDENT

(as defined in the Schedule)

1.

DEFINITIONS AND INTERPRETATION

The headings of the clauses in this Agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof.  Unless a contrary intention clearly appears:

1.1.

words importing any one gender include the other two genders;

1.2.

the singular include the plural and vice versa;

1.3.

natural persons include created entities (corporate or unincorporate) and the state and vice versa; and

1.4.

the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely:

1.4.1.

“Agreement” means this agreement, including the Schedule and any other schedules and annexures to it, as amended, novated and/or replaced from time to time;

1.4.2.

"Applicable Law" means, in relation to any relevant jurisdiction, any law, regulation, regulatory requirement, judgment, order or direction or any other act of any government entity of such jurisdiction and includes any law insofar as it relates to the interpretation of any law;

1.4.3.

"Business Day" means any day other than a Saturday, Sunday or official public holiday in South Africa on which banks are open for business;

1.4.4.

“Cedent” has the meaning ascribed thereto in the Schedule;

1.4.5.

“Insurances” means all policies and contracts of insurance (including business continuity insurance) which have been or are to be taken out or entered into by the Cedent, including the policies and contracts of insurance and all credit insurance and including any policy or policies issued in substitution or renewal as well as any further rights which may arise from any increase in the amount of insurance or otherwise;

1.4.6.

“InsuranceProceeds”means the proceeds of any claim under any of the Insurances;

1.4.7.

“Land Bank” means the Land and Agricultural Development Bank of South Africagoverned by the Land Bank Act, and their successors in title ororder or assigns;

1.4.8.

“Land Bank Act” means the Land and Agricultural Development Bank Act 15 of 2002;

1.4.9.

“Obligations” means all the obligations of the Cedentto Land Bank whether now owing or which may become owing in the future, arising under or in connection with any agreement(s) concluded between Land Bank and the Cedent and listed in the Schedule;

1.4.10.

“Parties” means the Cedentand Land Bank,and “Party” means, as the context requires, either of them;

1.4.11.

“RightsandInterests” means all of the Cedent’srights to and interests inand to the Insurances and all the Insurance Proceeds from time to time;

1.4.12.

“Schedule” means the schedule attached hereto as Schedule 1, which has been completed and signed by the parties hereto contemporaneously with this Agreement and which forms part of this Agreement;

1.4.13.

“Signature Date” means the date of signature of this Agreement by the Party last signing it in time, provided that both Parties have signed;

1.5.

any reference to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

1.6.

if any provision in a definition is a substantive provision conferring rights or imposing obligations on either Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of this Agreement;

1.7.

when any number of days is prescribed in this Agreement, those days shall be reckoned inclusively of the first and exclusively of the last day unless the last day of the number so calculated falls on a day which is not a Business Day, in which case the number of days shall be reckoned to the next succeeding Business Day;

1.8.

where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

1.9.

where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.10.

where any matter requires the approval or consent of any Party such approval or consent shall be deemed not to have been given unless given in writing.  Where any matter is required to be acceptable to any Party, that Party shall be deemed not to have accepted such matter unless its acceptance is communicated in writing, save as expressly provided for in this Agreement;

1.11.

expressions defined in this Agreement shall bear the same meanings in schedules or annexures to this Agreement which do not themselves contain their own definitions;

1.12.

the rule of construction that a contract shall be interpreted against the Party responsible for the drafting or preparation of the contract, shall not apply;

1.13.

any reference in this Agreement to a Party includes, as the case may be, and shall be binding upon that Party’s liquidator, judicial manager, trustee, executor, administrator, curator, business rescue practitioner (to the extent permitted by Applicable Law) (in each case whether provisional or final), successors or permitted assigns and any representative of that person;

1.14.

any reference to any Party to this Agreement or any other document or any person shall include reference to such party’s or person’s successors and permitted assigns or transferees;

1.15.

references to “including” and “in particular” shall not be construed restrictively but shall mean "including, without limitation to the generality of the foregoing" and "in particular, but without limitation to the generality of the foregoing" respectively; and

1.16.

any reference herein to an agreement shall be to such agreement as amended, supplemented, varied, novated or restated from time to time.

2.

INTRODUCTION

As security for the Obligations, the Cedenthas agreed to cede in security to Land Bank all the Rights and Interests.

3.

SECURITYCESSION

3.1.

The Cedentcedes in securitatemdebitito Land Bank, with effect from the SignatureDate, all of the Cedent’spresent and future Rights and Interests as security for the due, proper and timeous payment and performance in full of all the Obligations on the terms and conditions set out in this Agreement, which cession in securitatemdebitiLand Bank hereby accepts.

3.2.

It is the intention of the Parties that the security cession in terms of clause 3.1shall operate as a pledge (and not an out and out cession and transfer) of the rights in question and,

accordingly the Cedentshall be and remain the owner of such rights until Land Bank exercises its rights in terms of clause 6of this Agreement.

3.3.

The Cedent shall obtain all third party consents (if any) required to fulfil its obligations detailed in clause 3.1.

4.

WARRANTIES

4.1.

The Cedentrepresents and warrants that, as at the Signature Date, the Rights and Interests ceded to Land Bankunder this Agreement have not been ceded (either outright or as security), discounted, factored, or otherwise disposed of or hypothecated or encumbered in any manner, nor are they subject to any other right in favour of any person, including any right of retention, option or pre-emptive right.

4.2.

Should any of the Rights and Interests be subject to any such right in breach of the representation and warranty in clause 4.1, then, without prejudice to any other rights that Land Bank may have, any reversionary or other interests the Cedentmay have in the Rights and Interests are also ceded in security to Land Bank, and if the holder of that cession or right is entitled to possession of any of the documents referred to in clause 7.1, and it exercises that right, then the Cedentshall deliver certified copies of such documents to Land Bank, and as soon as the holder of that, cession or right ceases to be entitled to possession or gives up possession, the Cedentshall deliver such documents to Land Bank.

4.3.

The Cedent represents and warrants, on each day that this Agreement is in force from and including the Signature Date, that:

4.3.1.

subject to Applicable Law, the Rights and Interests are and will be fully enforceable in all respects;

4.3.2.

it is and will remain the sole and beneficial owner of all the Rights and Interests;

4.3.3.

it has the necessary legal capacity to enter into and perform its obligations under this Agreement and has taken all necessary internal action to authorise the execution and performance of this Agreement and this Agreement constitutes legal, valid, binding and enforceable obligations of the Cedent;

4.3.4.

the cession in terms of this Agreement will not be void or capable of being set aside in terms of the Insolvency Act 1936;

4.3.5.

except for the cession in terms of this Agreement no person has, or will have, any rights of any nature whatsoever in respect of the Rights and Interests;

4.3.6.

it is not aware of any material facts or circumstances relating to the Rights and Interests which have not been fully and fairly disclosed in writing to Land Bank;

4.3.7.

it shall promptly inform Land Bank, forthwith upon becoming aware of any occurrence or circumstance which could adversely affect the value of the Rights and Interests; and

4.3.8.

this Agreement and the Cedent’sfulfilment of its obligations in accordance with the terms of this Agreement do not contravene any law, regulation or any contractual obligations binding on the Cedentand that all necessary consents of governmental or quasi-governmental bodies or other authorisations, approvals, licences, registrations and consents have been obtained.

4.4.

Each warranty, representation and undertaking detailed in this clause 4 is, unless stated otherwise in respect of such warranty, representation or undertaking, given as at the Signature Date and thereafter on and for each and every succeeding day until the termination of this Agreement.

4.5.

The provisions of this clause 4 are severable from the remaining provisions of this Agreement and shall accordingly remain of full force and effect notwithstanding that this Agreement may otherwise be void, voidable or cancelled for any reason.

4.6.

Each of the warranties, representations and undertakings shall be a separate warranty, representation and undertaking and shall in no way be limited to or restricted by reference to or by inference from the terms of any other warranty, representation or undertaking, or by any words of this Agreement.

4.7.

The Cedentacknowledges that it is aware that Land Bank has entered into this Agreement on the strength of the representations, warranties and undertakings set out in this Agreement.

5.

USE AND ENJOYMENT

5.1.

This security cession operates in respect of all rights, powers and privileges attaching to the Rights and Interests. In the event of any breach or failure timeously to pay or to perform any of the Obligations, the Cedentshall, if Land Bank so directs, exercise those rights, powers and privileges in its own name on behalf of Land Bank in accordance with Land Bank’s directions or Land Bank may exercise those rights, powers and privileges in its capacity as security cessionary.

5.2.

The Cedent acknowledges that it may not cede, assign, transfer or in any other manner encumber, discount, factor, prejudice, compromise, grant any indulgences or agree to vary the terms of any document in respect of the Rights and Interests, or deal with the Rights and Interests, without the prior written consent of Land Bank.

5.3.

For the avoidance of doubt, for so long as there is no breach or failure timeously to pay or to perform any of the Obligations, the Cedentshall (in each case on behalf of Land Bank) be entitled to enforce and receive payment for, delivery of, and/or performance in respect of the Rights and Interests in the ordinary course of business.

5.4.

For so long as there is no breach or failure timeously to pay or to perform any of the Obligations, the Cedent shall be entitled to appropriate amounts collected in respect of the Rights and Interests to its own use.

6.

REALISATION

6.1.

On the occurrence of a breach or failure timeously to pay or to perform any of the Obligations, Land Bank shall be entitled to:

6.1.1.

enforce and receive payment for, delivery of and/or performance in respect of the Rights and Interests;  and

6.1.2.

demand that the Cedentaccount to Land Bank in respect of all amounts collected in respect of the Rights and Interests,

andthe Cedentirrevocably and unconditionally authorises and empowers Land Bank or its nominee, in rem suam and without any further authority or consent required from the Cedentand without having to obtain a court order, to:

6.1.3.

exercise and/or otherwise enforce its rights under this Agreement in and to the Rights and Interests;

6.1.4.

sell or otherwise realise all or some of the Rights and Interests;

6.1.5.

acquire all or, at the election of Land Bank, some of the Rights and Interests at fair market value (and, in the event of any dispute as to such value, it shall be determined by an independent merchant banker agreed to by the parties or, failing agreement, appointed by the President for the time being of the South African Institute of Chartered Accountants (or the successor body thereto), which independent merchant banker shall act as an expert and not as an arbitrator and shall determine the liability for his charges which shall be paid accordingly, provided that if any determination is manifestly unjust, and the court exercises its general power, if any, to correct such determination, the Parties shall be bound thereby);

6.1.6.

institute any legal proceedings which Land Bank may deem necessary in connection with any of the Rights and Interests or with the sale, purchase or other transfer of any of the Rights and Interests by Land Bankor its nominee; and

6.1.7.

compromise any Right and Interest, grant any extension or other indulgence in respect of any such Right and Interest, or agree to vary the terms of any such Right and Interest, or release any security or suretyship held for any such Right and Interest.

6.2.

The Cedent acknowledges that:

6.2.1.

the Rights and Interests ceded by it in favour of Land Bank in terms of this Agreement are Rights and Interests which underlie a transaction of a commercial nature;

6.2.2.

the obligations and debts of the Cedentsecured by this Agreement are obligations and debts of a commercial nature;

6.2.3.

the application of the provisions of this Agreement will confer upon Land Bank certain procedural advantages, which in the light of the commercial nature of the transactions secured by this Agreement are fair, reasonable and necessary to ensure that Land Bankdoes not suffer unfair commercial prejudice by being deprived of these procedural advantages;

6.2.4.

if any part of clause 6.1 is invalid or unenforceable, Land Bank shall retain the right to enforce all the other terms of this Agreement and shall retain all such rights as are enforceable and validly conferred upon it by this Agreement; and

6.2.5.

theCedentknows and understands the meaning, import and consequences of clauses 6.1 and 6.2.

6.3.

On the occurrence of a breach of the Obligations, or if Land Bank otherwise directs in writing, the Cedentshall on written demand by Land Bank:

6.3.1.

notify all persons required by Land Bank in writing, that payment, delivery or performance of the relevant Rights and Interests must be made to Land Bank and that payment, delivery or performance to the Cedentor to anyone else will not constitute valid payment, delivery or performance, and Land Bank shall be entitled to do likewise. The Cedentshall, on demand by Land Bank, provide proof that such notification has been duly given;

6.3.2.

refuse to accept any payment, delivery or performance tendered in respect of any of the Rights and Interests and order that such payment, delivery or performance be tendered to Land Bank and, to the extent that any such payment is nevertheless received by the Cedent, it shall receive such payment as agent for Land Bankand shall immediately pay over such amount to Land Bank,without at any time mixing that cash with any other cash; and

6.3.3.

at its own cost, carry out any directions Land Bank may give in regard to the realisation of the Rights and Interests, and sign any document or do any other act necessary to vest the Rights and Interests in Land Bank or a third party purchaser or otherwise, as may be necessary to give effect to the provisions of this Agreement.

6.4.

Land Bank shall apply the net proceeds of any realisation of the Rights and Interests (after deducting all costs and expenses incurred by Land Bank or its nominee (including collection commission)), in its reasonable discretion, in connection with the exercise by Land Bank or its nominee of Land Bank’s rights) in reduction or discharge, as the case may be, of the Cedent’sindebtedness to Land Bank, without prejudice to Land Bank’s rights to recover from the Cedentany balance which may remain owing to Land Bank after the exercise of such rights. Should the total amount collected or recovered by Land Bank, after deducting all costs and expenses incurred by Land Bank pursuant to such collection or recovery, exceed the full amount of the Cedent’sindebtedness to Land Bank, Land Bank shall refund such excess to the Cedent.

7.

DELIVERY OF DOCUMENTS

7.1.

When Rights and Interests are evidenced by a document, or when the Cedentholds security for any obligation in respect of such Rights and Interests and the security is evidenced by a document, the Cedentshall deliver a certified copy of that document to Land Bank or such custodian as the Land Bank may nominate.

7.2.

The Cedentshall do everything that may be reasonably required by Land Bank for the purposes of and to give effect to this Agreement, failing which Land Bank may, if possible, attend thereto and recover on demand from the Cedentany reasonable expenses incurred.

7.3.

All documents delivered to Land Bank (or its custodian) in terms of this clause 7 shall be delivered to ensure that Land Bank has full, complete and up-to-date information relating to the Rights and Interests and evidence of the Cedent’stitle to such Rights and Interests and, accordingly:

7.3.1.

delivery of any such documents shall not constitute a novation or alteration of this Agreement;

7.3.2.

the breach by the Cedentof the obligation to deliver any document in terms of this clause 7 shall not:

7.3.2.1.

affect the legality, validity or binding effect of the cession in security of the Rights and Interests embodied in this Agreement; or

7.3.2.2.

affect, or in any manner, impinge on the rights of Land Bank in terms of this Agreement; and

7.3.3.

the security cession of the Rights and Interests has been perfected and completed purely by virtue of the entry into this Agreement, and the delivery of the documents, or any of them, in terms of this clause 7, shall not be required to effect such completion or perfection of the security cession of the Rights and Interests.

7.4.

Insofar as Land Bank may require any evidence or assistance from the Cedent or from its directors, members, servants or agents for the purposes of enforcing its rights in terms of this Agreement by collecting any amount outstanding under the Rights and Interests, the Cedent hereby undertakes that such evidence and assistance will be duly furnished and provided to Land Bank as requested.

8.

NOTIFICATIONS

8.1.

Immediately after signature of this Agreement, the Cedent shall enter the details of this security cession in its register of pledges, cessions, notarial bonds, mortgage bonds and debentures and instruct its auditors to note the existence of this cession in security in the Cedent's annual financial statements, and hereby authorises Land Bank to do the same.

8.2.

The Cedent shall procure that:

8.2.1.

the interests of Land Bank in respect of the Insurances in terms of this Agreement are recorded by the underwriters of the policies and contracts of insurance comprising the Insurances;

8.2.2.

the Insurance contracts remain valid and in full force and effect and that the interests of Land Bank in the Insurance contracts are not prejudiced;

8.2.3.

Land Bank is provided with an annual confirmation from the underwriters of the policies and contracts of insurance comprising the Insurances that the policies and contracts of insurance comprising the Insurances have been renewed; and

8.2.4.

certifiedcopies of the policies and endorsements with respect to the Insurance contracts be made available to Land Bank on reasonable notice.

8.3.

The Cedent hereby authorised Land Bank, to the extent that the Cedent has failed to notify the underwriters as contemplated in clause 8.2.1 within 3 (three) Business Days of the Signature Date, to notify the underwriters of this Agreement and the security cession in terms hereof and to cause it to be registered in their records.

9.

SECTION 43 OF THE SHORT TERM INSURANCE ACT NO. 53 OF 1998 (AS AMENDED) (“STIA”)

To the extent applicable:

9.1.

the Cedent is hereby given notice of its entitlement to a free choice in connection with its obligations under this Agreement in terms of section 43 of the STIA;

9.2.

the Cedent warrants that it has read and understood this section of the STIA;

9.3.

by its signature to this Agreement, the Cedent confirms in writing that :

9.3.1.

it received prior written notice of the provisions of section 43 of the STIA and its entitlement to the freedom of choice referred to in such section;

9.3.2.

it has exercised its freedom of choice;  and

9.3.3.

it was not subject to any coercion, or inducement as to the manner in which it exercised such freedom of choice.

10.

PAYMENT OF PREMIUMS

10.1.

The Cedent shall continue to pay all premiums in respect of the Insurances as and when they fall due and shall, on demand by Land Bank, forthwith produce proof, to the reasonable satisfaction of Land Bank, that such premiums have been duly paid.

10.2.

Should Land Bank at any time pay any premium which the Cedent has failed to pay punctually, the Cedent shall, forthwith after receipt of demand from Land Bank, refund to Land Bank an amount equal to the premium(s) so paid by Land Bank.

11.

DURATION

This Agreement is a continuing covering security and will terminate only upon the unconditional and irrevocable fulfilment of all the Obligations and the delivery by Land Bank of a written notice to the Cedent to this effect. In particular, this Agreement shall not terminate by reason solely of the fact that there may at any time be no or reduced Obligations owing by the Cedentto Land Bank.

12.

RELEASE

Upon the unconditional and irrevocable fulfilment of all the Obligations, the Cedentshall be entitled to request Land Bank to confirm in writing that the obligations owing by the Cedentto Land Bank have been discharged. Any such confirmation shall operate as a release of the Cedentunder this Agreement, provided however that such confirmation of release shall not apply in respect of any Obligation which is reinstated at any time following such confirmation of release, or in respect of the Cedent’sliability for all obligations under this Agreement existing at the date of release (including any variation or novation of such obligations as a result of any subsequent agreement between the Parties, or which may take effect by operation of law or otherwise).

13.

ADDITIONAL SECURITY

This Agreement is in addition to and not in substitution for any other security held or hereafter to be held by Land Bankfrom the Cedentor any third party in connection with the Obligations or otherwise and Land Bankshall, without prejudice to its rights hereunder, be entitled in its sole discretion to release any such additional security held by it.

14.

THE CEDENTBOUND NOTWITHSTANDING CERTAIN CIRCUMSTANCES

The Cedentagrees that on signature hereof, it will be bound in terms of this Agreement to the full extent thereof, despite the fact that:

14.1.

any additional security from the Cedentfor the debts secured by this Agreement may not be obtained or protected or may be released or may cease to be held for any other reasonwhatsoever;

14.2.

any agreement is varied or novated in any way; and

14.3.

theCedent is granted any indulgences by Land Bank or failure by Land Bank to exercise any one or more of its rights hereunder or under, either timeously or at all.

15.

FURTHER CESSIONS

With effect from the Signature Date, the Cedent shall not grant any security cession of any of its Rights and Interests other than to Land Bank in accordance with the provisions of this Agreement.

16.

RIGHTS AND INTERESTS TO BE KEPT FREE OF ENCUMBRANCES

The Cedent shall at all times keep its Rights and Interests free of judicial attachments, notarial bonds, liens, rights of retention and other encumbrances, and shall not prejudice, compromise, grant any indulgences or agree to vary the terms of any document, (excluding any indulgences or variations agreed to in the ordinary course of business) in respect of the Rights and Interests or release any security held in respect of any such Rights and Interests without the prior written consent of Land Bank.

17.

LIMITATION OF LIABILITY

17.1.

Land Bank and its directors, officers, agents, employees and advisors shall not be liable for any loss or damage, whether direct, indirect, consequential or otherwise, suffered by the Cedent arising from any cause in connection with this Agreement (including any loss, liability, damage or expense which the Cedentmay suffer as a consequence, directly or indirectly, of Land Banklawfully exercising any of its rights in terms of this Agreement, failing to preserve, protect, or enforce the Rights and Interests or failing to accept or collect any right, payment or other benefit relating to the Rights and Interests), whether the loss or damage results from or arises in contract, delict or any other cause and whether this Agreement has been terminated or not, other than as a result of Land Bank’s gross negligence, wilful misconduct, dishonesty or breach of contract.

17.2.

Land Bankshall have no responsibility to preserve, protect or enforce the Rights and Interests or to accept or collect any right, payment or other benefit relating to any of the Rights and Interests and is not obliged to furnish any security to the Cedentin this regard.

17.3.

Without prejudice to Land Bank’s other rights in terms of this Agreement or at law, if at any time Land Bank takes any steps which Land Bank in its reasonable discretion deems necessary for the preservation, protection or enforcement of the Rights and Interests or for the acceptance or collection of any right, payment or other benefit relating to any of the Rights and Interests and incurs any cost or expense in so doing, then the Cedentshall forthwith upon demand reimburse Land Bank with the reasonable amount of such cost or expense.

18.

KEEPING, INSPECTION AND DELIVERY OF RECORDS

18.1.

The Cedent shall at all times keep up-to-date records of its Rights and Interests ceded in security to Land Bank and shall comply with any reasonable directions Land Bank may give in regard to the keeping of those records.

18.2.

Land Bank or anyone authorised by Land Bank may at any time inspect any of the Cedent’sbooks of account and other records, including books of account and records in the possession of a third party.

18.3.

If Land Bankat any time so requests, the Cedentshall at its own cost deliver to Land Bank certified copies of any of the Cedent’sbooks and records.

19.

CERTIFICATE OF INDEBTEDNESS

A certificate signed by any director, officer or manager of Land Bank, whose appointment and/or authority need not be proved, reflecting:

19.1.

the amount owing by the Cedentto Land Bank under any Obligation, and the due date for payment of such amounts; and/or

19.2.

the amount(s) realised by the realisation or sale of all or any of the Rights and Interests and the date(s) of realisation thereof,

will be prima facie evidence of the contents thereof.

20.

LEGAL EXCEPTIONS

The Cedent expressly waives and renounces the legal benefits and exceptions: no monies received, no value received, revision of accounts and errors in calculation and declares itself to be fully acquainted with the meaning and effect of those exceptions and the renunciation thereof.

21.

POWER OF ATTORNEY

The Cedent hereby irrevocably and in rem suam authorises and appoints Land Bank, with full power, including the power of substitution, as the Cedent’s agent, in its name, place and stead to -

21.1.

sign and execute any document in the Cedent’s name; and

21.2.

do all such things which may be necessary or desirable; and

21.3.

enforce the rights granted to Land Bank herein; and

21.4.

endorse all negotiable instruments and other documents of whatsoever nature so as to constitute Land Bank the holder thereof and/or to enable Land Bank to obtain payment thereunder or in connection therewith, in order to give proper effect to the terms hereof, provided that the provisions of this clause 21 shall not become operative until the occurrence of a breach or failure timeously to pay or to perform any of the Obligations.

22.

NOTICES AND DOMICILIA

22.1.

For the purposes of the giving of notices and the serving of legal process in terms of this Agreement, each of the Parties chooses a domiciliumcitandi et executandi (“domicilium") as follows:

The Cedent at:	the address and fax number stipulated in the Schedule

Land Bank at:	Block D, Eco Glades 2 Office Park, 420 Witch Hazel Avenue, Eco Park, CENTURION
Fax No:	012 686 0957
Attention:	The Head: B&CB

22.2.

Any Party may at any time, by notice in writing to the other Parties, change its domicilium to any other address in South Africa which is not a post office box or post restante.

22.3.

Any notice given in connection with this Agreement shall, save where a particular form of notice is stipulated, be:

22.3.1.

delivered by hand; or

22.3.2.

sent by courier; or

22.3.3.

sent by fax (if the domicilium includes a fax number),

to the domicilium chosen by the Party concerned.

22.4.

A notice given as set out above shall be deemed to have been duly given (unless the disputing Party proves the contrary):

22.4.1.

if delivered by hand, on the date of delivery; or

22.4.2.

if sent by courier, on the date of delivery by the courier service concerned; or

22.4.3.

if sent by fax, on the first Business Day after the date of transmission.

22.5.

Any written notice (including any electronic mail) actually received by a Party shall be valid, notwithstanding that it may not have been given in accordance with the preceding provisions of this clause 22.

23.

LAW AND JURISDICTION

23.1.

This Agreement shall be governed by and construed in accordance with the laws of South Africa.

23.2.

The Cedent acknowledges that the Land Bank may in its discretion institute proceedings against it in the magistrate’s court and to this extent it consents to the jurisdiction of the magistrate's court having jurisdiction in terms of section 28 of the Magistrates' Courts Act,

1944, in respect of any action or application arising out of or in connection with its obligations under this Agreement notwithstanding that the amount in issue may exceed the jurisdiction of such court.

23.3.

The Cedent further acknowledges that Land Bank may commence legal action or proceedings arising out of or in connection with this Agreement in the High Court indicated in the Schedule and irrevocably submits to the non-exclusive jurisdiction of such courtand agrees that any costs awarded against it be awarded or paid in accordance with the de facto scale as between attorney and client.

23.4.

The Cedent appoints any person (at the address chosen as its domiciliumcitandietexecutandi) to receive for and on its behalf service of process in such jurisdiction in any legal action or proceedings with respect to this Agreement. The Cedent irrevocably waives any objection it may now or hereafter have that such action or proceeding has been brought in an inconvenient forum. The Cedent further irrevocably consents to the service of process in any such action or proceeding as contemplated in clause 22. Nothing herein shall affect the right to serve process in any other manner permitted by law. The Cedent irrevocably agrees not to claim for itself or its assets immunity from suit, execution, attachment or otherwise, to the full extent permitted by applicable laws.

23.5.

This submission to jurisdiction shall not (and shall not be construed so as to) limit the right of Land Bank to take proceedings against the Cedentin whatever other jurisdiction Land Bank considers appropriate nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

24.

STATUTORY POWERS

The Land Bank Act affords Land Bank certain statutory powers and privileges. Nothing in this Agreement shall derogate from the entitlement of Land Bank to exercise any such statutory power or privilege and Land Bank shall be entitled to do so at any time.

25.

COUNTERPARTS

This Agreement may be executed in two or more counterparts all of which, when read together, shall constitute one and the same instrument.

26.

SUCCESSORS AND ASSIGNS

26.1.

This Agreement shall be binding on and inure to the benefit of Land Bank and the Cedentand their respective successors, transferees and permitted assigns.

26.2.

The Cedentshall not be entitled to cede any of their rights or transfer or purport to transfer any of its obligations hereunder.

27.

PROVISIONS SEVERABLE

Each of the provisions contained in this Agreement shall be severable and distinct from one another and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable under the laws of any jurisdiction, the validity, legality and enforceability of each of the remaining provisions of this Agreement shall not in any way be affected, prejudiced or impaired thereby in that jurisdiction, nor shall the legality, validity or enforceability of any of the provisions herein be affected, prejudiced or impaired thereby in any other jurisdiction.  The Parties agree that in such event, and insofar as may be available under Applicable Laws, to substitute valid, legal and enforceable provisions for the invalid, illegal or unenforceable provisions so as to implement the intention of the Parties hereto to the extent legally possible.

28.

WHOLE AGREEMENT, NO AMENDMENT

28.1.

This Agreement and the Schedule constitute the whole agreement between the Parties relating to the subject matter hereof.

28.2.

No amendment or consensual cancellation of this Agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this Agreementand no settlement of any disputes arising under this Agreementand no extension of time, waiver or relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this Agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this Agreementshall be binding unless recorded in a written document signed by the Parties (or in the case of an extension of time, waiver or relaxation or suspension, signed by the Party granting such extension, waiver or relaxation).  Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

28.3.

No extension of time or waiver or relaxation of any of the provisions or terms of this Agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this Agreement, shall operate as an estoppel against any Party in respect of its rights under this Agreement, nor shall it operate so as to preclude such Party thereafter from exercising its rights strictly in accordance with this Agreement.

28.4.

To the extent permissible by law no Party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

29.

INDEPENDENT ADVICE

The Cedentacknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all the provisions of this Agreementand that it has either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, the Cedentacknowledges that all of the provisions of this Agreementand the restrictions herein contained have been negotiated as between it and the other parties hereto and are part of the overall intention of the Parties in connection with this Agreement.

30.

COSTS

Save if expressly agreed in writing to the contrary, each Party shall bear its own costs of and incidental to the negotiation, drafting and implementation of this Agreement.

THE LAND AND AGRICULTURAL DEVELOPMENT BANK OF SOUTH AFRICA
Signature 1:	/s/ Franklin Williams
who warrants that he / she is duly authorised thereto
Name:	Franklin Williams
Date:	23/04/2012
Place:	Centurion
Witness:
Witness:

THE LAND AND AGRICULTURAL DEVELOPMENT BANK OF SOUTH AFRICA
Signature 2:	/s/ Victor Mabuli
who warrants that he / she is duly authorised thereto
Name:	Victor Mabuli
Date:	25/04/2012
Place:	Centurion
Witness:
Witness:

THE CEDENT
Signature:	/s/ Roger Duffield
who warrants that he / she is duly authorised thereto
Name:	Roger Duffield
Date:	23 April 2012
Place:	Centurion
Witness:
Witness:

CEDENT
Signature:
who warrants that he / she is duly authorised thereto
Name:
Date:
Place:
Witness:
Witness:

SCHEDULE 1TO THE AGREEMENT

dated as at 17th February 2012

Capitalised terms in this Schedule bear the meaning ascribed thereto in the Agreement.

Cedent

meansGreen Gold Biotechnologies(Pty) Ltd (Registration No.2010/018613/07) herein represented byRoger Duffieldin his capacityas Chief Executive Officerand duly authorised thereto by virtue of a resolution dated 17th February 2012 and attached hereto.

Agreement(s)

means the following written loan agreement titled:

•

Term Loan Facility in the amount of R67 130 000.00 (Sixty Seven Million One Hundred and Thirty Thousand Rand Only); and

•

Revolving Loan Facility in the amount of R10 980 000.00 (Ten Million Nine Hundred and Eighty Thousand Rand Only).

concludedor to be concluded between Land Bank and the Cedent, contemporaneously with this Agreement, pursuant to which Land Bank has made advances to the Borrowerin accordance with Land Bank Act.

	Insurances	INSURER COVER POLICY NUMBER
North Gauteng High Court
7 Palm Street, White River, 1240 Email:limpopogreen@aol.com Telefax No.: Attention: Roger Duffield

THE LAND AND AGRICULTURAL DEVELOPMENT BANK OF SOUTH AFRICA
Signature:	/s/ Franklin Williams
who warrants that he / she is duly authorised thereto
Name:	Franklin Williams
Date:	23/04/2012
Place:	Centurion
Witness:
Witness:

THE LAND AND AGRICULTURAL DEVELOPMENT BANK OF SOUTH AFRICA
Signature:	/s/ Victor Mabuli
who warrants that he / she is duly authorised thereto
Name:	Victor Mabuli
Date:	25/04/2012
Place:	Centurion
Witness:
Witness:

Green Gold Biotechnologies(Proprietary) Limited
Signature:	/s/ Roger Duffield
who warrants that he / she is duly authorised thereto
Name:	Roger Duffield
Date:	23 April 2012
Place:	Centurion
Witness:
Witness:

Green Gold Biotechnologies(Proprietary) Limited
Signature:
who warrants that he / she is duly authorised thereto
Name:
Date:
Place:
Witness:
Witness:

[Note: Insert the authorising board/trustees/members resolution contemplated in the Schedule as an annexure to this Agreement.]